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                                                                  EXHIBIT(m)(22)

                               AMENDED SCHEDULE B

                               WITH RESPECT TO THE

                           FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN
                                       FOR
                                ING EQUITY TRUST


NAME OF FUND*
ING Disciplined LargeCap Fund
ING Growth Opportunities Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Fund
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Fund


* This Amended Schedule B to the Fourth Amended and Restated Distribution and Service Plan will be effective with respect to the Funds upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.